EXHIBIT 10.1

(Including amendments

through February 2, 2016)

3M 2008 LONG-TERM INCENTIVE PLAN

1.Purposes.

The purposes of this plan are to help 3M attract, retain and motivate outstanding employees to increase shareholder value by contributing to the long-term growth and success of its business; to more closely align the financial interests of these employees with those of 3M’s other shareholders by linking a significant portion of their compensation to the performance of the Company and its stock price; to encourage employees to acquire an equity stake in the Company; to help 3M attract and retain well-qualified individuals to serve as nonemployee members of its Board of Directors; and to promote the alignment of interests of these nonemployee directors with those of 3M’s other shareholders by providing all or a portion of their compensation for serving as directors in the form of 3M common stock.

This plan is intended to replace and succeed the 2005 Management Stock Ownership Program, the 3M Performance Unit Plan, and the 1992 Directors Stock Ownership Program.

2.Definitions.

(a)“Affiliate” means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant equity interest, as determined by the Committee.

(b)“Award” means any Incentive Stock Option, Nonqualified Stock Option, Progressive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share or other Stock Award granted to a Participant under this Plan.

(c)“Code” means the Internal Revenue Code of 1986, as amended.

(d)“Committee” means the Compensation Committee of 3M’s Board of Directors.

(e)“Common Stock” means the common stock of 3M Company with a par value of $0.01 per share.

(f)“Company” means 3M Company, a Delaware corporation.

(g)“Disqualifying Termination” means a termination of a Participant’s employment with the Company or an Affiliate due to (i) a material violation of any policy of the Company or such Affiliate, including, without limitation, any of the Company’s Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or such Affiliate.

(h)“Dividend Equivalents” means, on any dividend record date, that amount of cash or shares equal in value to the dividend payable on shares of Common Stock as declared by 3M’s Board of Directors with respect to such dividend record date.

(i)“Fair Market Value” means the closing price for a share of Common Stock as reported on the New York Stock Exchange Composite Transactions.

(j)“Full Value Award” means any Award denominated or paid in shares of Common Stock other than an Option or Stock Appreciation Right.

(k)“Grant Date” means the effective date of an Award granted to a Participant under this Plan.

(l)“Incentive Stock Option” means an Option granted under this Plan which satisfies the requirements of section 422 of the Code and is so designated in the written or electronic documents evidencing such Option.

(m)“Nonqualified Stock Option” means an Option granted under this Plan which is not an Incentive Stock Option.

(n)“Option” means a Participant’s right to purchase a specified number of shares of Common Stock at a specified price for a specified period of time.

(o)“Participant” means an employee of the Company or an Affiliate whose participation in the Plan has been approved by the Committee, or a nonemployee member of 3M’s Board of Directors.

(p)“Performance Criteria” means such internal performance criteria for the Company or any business segment thereof as determined by the Committee with respect to each Performance Unit or Performance Share and may include any one or more of several criteria, such as, but not limited to, return on capital employed, return on assets or net assets, net sales, sales growth, sales or sales growth from new products, market share, cash flow or cash flow conversion, earnings per share, return on equity, stock price, gross margin or income, operating margin or income, total shareholder return, stockholders’ equity, retained earnings, economic value added, economic profit (after-tax operating income, excluding non-recurring items, less the cost of capital), earnings before interest and taxes, EBITDA, operating income, improvements in certain asset or financial measures (including working capital, the ratio of sales to net working capital and the ratio of debt to equity or to EBITDA), reductions in certain asset or cost areas (including reductions in inventories or accounts receivable or reductions in laboratory, engineering, sales or administrative costs) or in debt, net income or variations of income criteria in varying time periods, adjusted net income, employee diversity, employee engagement or satisfaction, customer satisfaction, or general comparisons with other peer companies or industry groups or classifications with regard to one or more of these criteria.  The criteria may measure performance on the basis of either the amount of a particular item during the Performance Period or on increases or decreases in the amount of such item during the Performance Period.  Such criteria shall include a target for payment of the Performance Unit or Performance Share at full face value and upper and lower limits for the measurement of payment to Participants.

(q)“Performance Period” means a period of three years, unless determined otherwise by the Committee in its discretion, during which period or any portion thereof the Performance Criteria shall be measured for purposes of calculating the payment with respect to each Performance Unit or Performance Share.

(r)“Performance Share” means the right of a Participant to receive a payment in the form of shares of Common Stock based upon the performance of the Company during a Performance Period as measured by the Performance Criteria approved by the Committee.

(s)“Performance Unit” means the right of a Participant to receive a payment in cash or shares of Common Stock based upon the performance of the Company during a Performance Period as measured by the Performance Criteria approved by the Committee.

(t)“Plan” means this 3M 2008 Long-Term Incentive Plan.

(u)“Predecessor Plan” means the 1997 Management Stock Ownership Program, the 2002 Management Stock Ownership Program, and the 2005 Management Stock Ownership Program.

(v)“Progressive Stock Option” means a Nonqualified Stock Option granted to a Participant under this Plan upon the exercise of a nonqualified stock option granted under the 1997 or the 2002 Management Stock Ownership Programs where such Participant makes payment for all or part of the purchase price and withholding taxes in shares of Common Stock.

(w)"Restricted Period" means that period of time determined by the Committee during which a Participant shall not be permitted to sell or transfer shares of Restricted Stock granted under this Plan, and during which a Participant’s interest in Restricted Stock Units or Restricted Stock granted under this Plan remains subject to forfeiture.  Unless otherwise determined by the Committee, any time-based Restricted Period shall be at least three years.

(x)"Restricted Stock" means shares of Common Stock granted to a Participant under the Plan subject to certain restrictions during the Restricted Period established by the Committee.

(y)“Restricted Stock Unit” means the right of a Participant to receive an amount of cash or Common Stock based on the Fair Market Value of a specified number of shares of Common Stock following a Restricted Stock Period, subject to such terms and conditions as the Committee may establish.

(z)“Retires” or “Retirement” means:

(i) with respect to Awards granted under the Plan prior to January 1, 2016, the termination of a Participant's employment with the Company or an Affiliate after attaining age 55 with at least five years of employment service; and

(ii)with respect to Awards granted under the Plan on or after January 1, 2016, the termination of a Participant's employment with the Company or an Affiliate after attaining age 55 with at least ten years of employment service.

(aa)"Stock Appreciation Right" means a Participant's right to receive an amount of cash or shares of Common Stock equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over the Fair Market Value of such number of shares of Common Stock on the Grant Date.

(bb)"Stock Award” means any award of Common Stock under the Plan and may include Restricted Stock awards or other awards of Common Stock as determined appropriate by the Committee.

3.Eligibility.

The Committee will have the exclusive power and authority (except as it may delegate such power and authority as permitted herein) to select the executives and other employees of the Company and its Affiliates who may participate in this Plan by receiving Awards made hereunder.  All nonemployee members of the 3M Board of Directors shall also be eligible to participate in and receive Awards made hereunder.

4.Shares Available for Awards.

Unless otherwise authorized by the Company’s stockholders, the total number of shares of Common Stock that may be issued or delivered pursuant to Awards granted under this Plan will be 100,000,000.  Of this total, no more than 100,000,000 may be issued or delivered upon the exercise of Incentive Stock Options.  The necessary shares shall be made available at the discretion of the Board of Directors from authorized but unissued shares, treasury shares, or shares reacquired by the Company under corporate repurchase programs.

The following rules shall apply for the purpose of determining the number of shares of Common Stock remaining available for issuance under the Plan:

(a)If an Award is denominated in a fixed number of shares of Common Stock on the Grant Date, the number of shares covered by such Award (as in the case of an Option or Restricted Stock grant) or to which such Award relates (as in the case of a Stock Appreciation Right) will be counted on the Grant Date against the total number of shares available for issuance or delivery under the Plan.  If an Award is not denominated in a fixed number of shares of Common Stock on the Grant Date (but is potentially payable in such shares or the final number of shares is not determined until the completion of a Performance Period), only the number of shares of Common Stock actually issued or delivered as a result of such Award, if any, shall be counted against the total number of shares available for issuance or delivery under the Plan.

(b)Notwithstanding the provisions of Section 4(a) above, each Full Value Award will be counted against the total number of shares available for issuance or delivery under the Plan according to the following table:

 Number of Shares Counted Against

 Grant Date of  the Total Shares Available for Each

Full Value AwardShare Covered by the Full Value Award

   May 13, 2008 – May 10, 20103.38

   May 11, 2010 – May 7, 20122.87

   On or after May 8, 20123.50

(c)When an Award granted under this Plan and denominated in shares of Common Stock (or any portion thereof) expires, is cancelled, is forfeited or is otherwise terminated without the issuance of such shares, or is settled in cash or consideration other than shares of Common Stock, then the shares of Common Stock previously counted against the total number of shares available for issuance or delivery under the Plan on account of such Award (or portion thereof) will again be made available for issuance hereunder.  When an award granted under a Predecessor Plan and denominated in shares of Common Stock (or any portion thereof) expires, is cancelled, is forfeited or is otherwise terminated without the issuance of such shares, or is settled in cash or consideration other than shares of Common Stock, then the shares of Common Stock previously counted against the total number of shares available for issuance or delivery under such Predecessor Plan on account of such Award (or portion thereof) will be added to the total number of shares available for issuance or delivery under this Plan.  Notwithstanding the rest of this Section 4(c), the following shares of Common Stock will not be added to the total number of shares available or be made available again for issuance under this Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right; (ii) shares delivered to or withheld by the Company to pay the exercise price of or the withholding taxes with respect to an award; and (iii) shares repurchased on the open market with the proceeds from the payment of the exercise price of an option.

(d)Any shares of Common Stock related to Awards granted through the assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or any Affiliate combines, shall not be counted against the total number of shares available for issuance or delivery under the Plan.

5.Terms of Awards.

The Committee shall determine the type or types of Awards to be granted to each Participant, which shall be evidenced by such written or electronic documents as the Committee shall authorize; provided, however, that nonemployee members of the 3M Board of Directors shall not be eligible to receive Incentive Stock Options, Progressive Stock Options, Performance Units or Performance Shares.  The following types of Awards may be granted under this Plan:

(a)Incentive Stock Options – Incentive Stock Options granted hereunder shall have an exercise price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.  Incentive Stock Options granted hereunder shall become exercisable at such time as shall be established by the Committee and reflected in the documents evidencing such Options, and unless sooner terminated shall expire on the tenth anniversary of the Grant Date.

(b)Nonqualified Stock Options – Nonqualified Stock Options granted hereunder shall have an exercise price equal to no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.  Nonqualified Stock Options granted hereunder shall become exercisable and shall expire at such time or times as shall be established by the Committee and reflected in the documents evidencing such Options; provided, however, that no Nonqualified Stock Option shall expire later than ten years after the Grant Date (except that the Committee may extend the exercise period for Nonqualified Stock Options granted to Participants in any country or countries for an additional period of up to one year if and to the extent necessary to prevent adverse tax consequences to such Participants under the laws of such country).

Notwithstanding anything to the contrary in this Section, the vested and exercisable portion of an Option or Stock Appreciation Right that remains outstanding immediately prior to the expiration of its full term on or after April 1, 2016 (or, if applicable, the expiration of the limited post-termination exercise window occurring on or after April 1, 2016) shall be deemed to have been exercised by the Participant at such time if (i) the Participant has accepted the

Option or Stock Appreciation Right, (ii) the Fair Market Value of one share of Common Stock exceeds the applicable exercise price per share, and (iii) either (A) such Option or Stock Appreciation Right remains outstanding on the last day of its full term or (B) the Participant’s Option or Stock Appreciation Right otherwise would terminate prior to the last day of its full term as a result of the Participant’s death.  For the avoidance of doubt, an Option or Stock Appreciation Right that terminates upon the expiration of its limited post-termination exercise window shall not be deemed to have remained outstanding on the last day of its full term for purposes of clause (iii) in the preceding sentence.  In the event an Option or Stock Appreciation Right is exercised pursuant to this Section, the Company shall deliver to the Participant the number of shares of Common Stock for which the Option or Stock Appreciation Right was deemed exercised, less the number of shares of Common Stock withheld for the payment of the total purchase price and withholding taxes.

(c)Progressive Stock Options - Whenever a Participant exercises a nonqualified stock option granted under the 1997 or 2002 Management Stock Ownership Program and makes payment of all or part of the purchase price and withholding taxes, if any, in Common Stock, the Committee may in its discretion grant such Participant a Progressive Stock Option.  The number of shares subject to such Progressive Stock Option shall be equal to the number of shares of Common Stock utilized by the Participant to effect payment of the exercise price and withholding taxes, if any, for such nonqualified stock option.  Each Progressive Stock Option granted hereunder shall have an exercise price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of exercise of the nonqualified stock option, which shall be the Grant Date of such Progressive Stock Option.  Each Progressive Stock Option granted hereunder shall be exercisable six months after the Grant Date, and shall expire at the same time the nonqualified stock option exercised by the Participant would have expired.

(d)Stock Appreciation Rights - The term of a Stock Appreciation Right shall be fixed by the Committee and set forth in the documents evidencing such right, but no Stock Appreciation Right shall be exercisable more than ten years after the Grant Date.  Each Stock Appreciation Right shall become exercisable at the time or times determined by the Committee and set forth in the documents evidencing such right.  Each Stock Appreciation Right granted hereunder shall have a grant price equal to one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date.

(e)Restricted Stock - At the time a grant of Restricted Stock is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional terms and conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock.  The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any terms or conditions for the lapse of restrictions with respect to all or any portion of the shares of Common Stock represented by the Restricted Stock.  During the Restricted Period the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and receive dividend payments, except that the following restrictions shall apply: (i) none of the Restricted Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other terms and conditions prescribed by the Committee, if any; and (ii) all of the Restricted Stock shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company unless the Participant shall have remained a regular full-time employee of the Company or an Affiliate until the expiration or termination of the Restricted Period and the satisfaction of the other terms and conditions prescribed by the Committee, if any.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may determine, in its discretion, including, without limitation, book-entry registration or issuance of one or more stock certificates bearing an appropriate legend recognizing the terms, conditions and restrictions applicable to such Restricted Stock.  Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented by the Restricted Stock shall be transferred to the Company without further action by the Participant.

(f)Restricted Stock Units - At the time a grant of Restricted Stock Units is made, the Committee, in its sole discretion, shall establish a Restricted Period and such additional terms and conditions as may be deemed appropriate for the incremental lapse or complete lapse of restrictions with respect to all or any portion of such Restricted Stock Units.  The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any terms or conditions for the lapse of restrictions with respect to all or any portion of the Restricted Stock Units.  During the Restricted Period the Participant will not have the rights and privileges of a stockholder as to such Restricted Stock Units, including the right to vote and receive dividend payments with respect to the shares of Common Stock corresponding to such Restricted Stock Units; provided, however, that at the sole discretion of the Committee, Dividend Equivalents may be either currently paid in cash or shares or withheld by the Company for the Participant’s account and either maintained in cash to be paid upon the expiration of the Restricted Period or reinvested in additional Restricted Stock Units.  Each grant of Restricted Stock Units shall be subject to the following restrictions: (i) the Participant shall not be entitled to the payment of cash or the delivery of the shares of Common Stock corresponding to such Restricted Stock Units until the expiration or termination of the Restricted Period and the satisfaction of any other terms and conditions prescribed by the Committee, if any; (ii) none of the Restricted Stock Units may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of at any time; and (iii) except as otherwise provided in Section 7, all of the Restricted Stock Units and any deferred Dividend Equivalents shall be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company upon the termination of the Participant’s employment with the Company or an Affiliate prior to the end of the Restricted Period; provided, however, that if the Committee so decides and the documents evidencing an Award of Restricted Stock Units so provide, the preceding exception allowing such Restricted Stock Units to vest following the Participant’s Retirement shall not apply so that such Restricted Stock Units and any deferred Dividend Equivalents will be forfeited and all rights of the Participant shall terminate without further obligation on the part of the Company upon the Retirement of such Participant prior to the end of the Restricted Period.

(g)Other Stock Awards - The Committee may, in its sole discretion, grant Stock Awards other than Restricted Stock grants or Restricted Stock Units, and such Stock Awards may be granted singly, in combination or in tandem with, in replacement of, or as alternatives to grants or rights under this Plan or any other employee benefit or compensation plan of the Company, including the plan of any acquired entity.  If the Committee shall stipulate terms and conditions with respect to such Stock Awards, the terms and conditions will be set forth in the documents evidencing the Award.  If the terms and conditions with respect to any Stock Award shall require the surrender or forfeiture of other grants or rights under this Plan or any other employee benefit or compensation plan of the Company, then the Participant shall not have any rights under such Stock Award until the grants or rights exchanged have been fully and effectively surrendered or forfeited.

(h)Performance Units and Performance Shares – At the time it approves each grant of Performance Units or Performance Shares, the Committee shall determine the number of Performance Units or Performance Shares granted to each Participant, the proration, if any, of such Performance Units or Performance Shares if the Participant retires prior to the completion of the relevant Performance Period, the commencement and expiration of the relevant Performance Period, and the Performance Criteria by which the payment value of the Performance Units or Performance Shares will be determined.  If the Committee provides, a grant of Performance Units or Performance Shares may provide a Participant with the right to receive Dividend Equivalents, subject to the same restrictions on transferability and forfeitability and payable at the same time as the Performance Units or Performance Shares with respect to which the Dividend Equivalents are granted.  Any such Dividend Equivalents shall be converted to cash or additional shares of Common Stock, or a combination of cash and shares of Common Stock, by such formula and at such time and subject to such limitations as may be set forth in the written agreement evidencing the award.  Payment of each Performance Unit and Performance Share shall occur no later than the March 15 of the year immediately following the completion of the respective Performance Period, unless a Participant shall have made an effective election to defer the receipt of such payment pursuant to the terms of an applicable deferred compensation plan and all applicable laws.  The amount payable with respect to each Performance Unit and Performance Share shall be contingent upon the attainment of the Performance Criteria selected by the Committee during the respective Performance Period, and upon the continued employment of the Participant throughout such Performance Period (or upon the Participant’s Retirement prior to the end of such Performance Period).

6.Payment of Awards.

Payment of Awards may be in the form of cash, shares of Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.  The Committee may permit or require the deferral of any Award payment, subject to such terms, rules and conditions as the Committee may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalents; provided, however, that the Committee shall not have any authority to permit or require the deferral of any Award payment to the extent that the exercise of such authority would cause any excise tax to become due under section 409A of the Code.

No shares of Common Stock shall be issued to any Participant upon the exercise of an Option granted under this Plan until full payment of the exercise price has been made to the Company and the Participant has remitted to the Company the required withholding taxes, if any.  Payment of the exercise price and withholding taxes, if any, may be made in whole or in part in shares of Common Stock, pursuant to such terms and conditions as may be established from time to time by the Committee.  If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the day the Participant exercises the Option or, as regards a withholding tax, on the date when the tax obligation becomes due.  A Participant need not surrender shares of already owned Common Stock as payment, and the Company may, upon the giving of satisfactory evidence of ownership of such shares by the Participant, deliver the appropriate number of additional shares of Common Stock reduced by the number of shares required to pay the exercise price and any required withholding taxes.  Such form of evidence shall be determined by the Committee in its discretion.

In no event will the Company be required to deliver any fractional share of Common Stock in connection with any Award.  In the event that a Participant shall be entitled to receive a fraction of a share of Common Stock in connection with an Award granted under the Plan, the Company shall pay in cash, in lieu thereof, the Fair Market Value of such fractional share.

7.Termination of Awards.

If a Participant’s employment with the Company or an Affiliate is terminated for any reason other than (i) a Disqualifying Termination, (ii) Retirement, (iii) a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, (iv) a physical or mental disability as recognized under a benefit plan maintained by the Participant’s employer, or (v) death, and prior to the date of termination the Participant has not fully exercised an Option or Stock Appreciation Right granted under this Plan, such Participant may exercise the Option or Stock Appreciation Right within ninety (90) days following the date of termination (but not beyond the expiration date of such Option or Right) for the number of shares which the Participant could have purchased or received a payment on the date of termination.  Unless the documents evidencing such Awards or the terms of this Section 7 provide otherwise, all of the Participant’s Options and Stock Appreciation Rights shall automatically be forfeited at the conclusion of the ninety (90)-day period following the date of the Participant’s termination of employment and all of the Participant’s other Awards shall automatically be forfeited at the time of his or her termination of employment.

If a Participant Retires, terminates employment with the Company or an Affiliate and in connection with such termination the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Participant’s employer, without having fully exercised an Option or Stock Appreciation Right, the Participant shall be entitled, within the remaining term of the Option or Stock Appreciation Right (but not beyond the expiration date of such Option or Right), to exercise such Option or Stock Appreciation Right (provided, however, that in the event of a termination in connection with which the Participant executes a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for the nonforfeiture of Options and Stock Appreciation Rights, the additional time to exercise Options and Stock Appreciation Rights shall apply only to those Options and Stock Appreciation Rights which have vested prior to the date of termination of employment).  If a Participant who has thus Retired dies, without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant’s death) may be exercised within two years after the date of his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

If a Participant, prior to Retirement, dies without having fully exercised an Option or Stock Appreciation Right, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of the Participant’s death) may be exercised within two years following his or her death (but not beyond the expiration date of such Option or Right) by the Participant's estate or by a person who acquired the right to exercise such Option or Stock Appreciation Right by bequest or inheritance or by reason of the death of the Participant.

Notwithstanding the rest of this Section 7, if a Participant’s employment with the Company or an Affiliate is terminated before he or she has fully exercised an Option or Stock Appreciation Right under circumstances which the Committee believes to warrant special consideration and the Committee has determined that the Participant's rights should not be forfeited at the time or times specified above, the Option or Stock Appreciation Right (including any portion thereof not already exercisable at the time of termination) may be exercised within two years following his or her termination of employment (but not beyond the expiration date of such Option or Right).

If a Participant’s employment is terminated by the Company or an Affiliate by reason of a restructuring, divestiture, job elimination or any other similar event, as determined by the Company in its sole discretion, and in connection with such termination the Participant executes and does not revoke a written release of employment-related claims in favor of the Company that provides (with the approval of the Company) for pro rata vesting of the Participant’s annual Restricted Stock Unit Awards in accordance with the terms of this Section 7, then the Participant shall vest in a portion of his or her then unvested annual Restricted Stock Unit Awards at the time the release becomes effective and irrevocable.  The number of Restricted Stock Units (if any) subject to the portion of each unvested annual Restricted Stock Unit Award that vests in accordance with the preceding sentence shall equal the number of additional Restricted Stock Units (if any) in which the Participant otherwise would have been vested at the time of his or her termination of employment if the Restricted Stock Units subject to each vesting tranche of such Award vested in a series of successive equal annual installments over the duration of the service-based vesting schedule otherwise applicable to such vesting tranche.  The Shares underlying the Restricted Stock Units that vest pursuant to this paragraph shall be issued as soon as administratively practicable following the date on which the Participant’s release becomes effective and irrevocable (but in any event no later than March 15 of the calendar year following the calendar year in which the Participant’s termination of employment occurs) or, to the extent necessary to comply with the requirements of section 409A of the Code, in accordance with the provisions of the documents evidencing the Participant’s Award.

If a Participant dies, either prior to or following Retirement, or becomes “disabled” within the meaning of section 409A(a)(2)(C) of the Code, and has not yet received the stock certificate for the shares of Common Stock represented by a grant of Restricted Stock, Restricted Stock Units or other Stock Award, then all restrictions imposed during the Restricted Period and any other terms and conditions prescribed by the Committee, if any, shall automatically lapse and a stock certificate shall be delivered to the Participant or the Participant's beneficiary, representative, or estate, as the case may be upon the Participant’s demonstration to the satisfaction of the Committee that such Participant is considered “disabled” for purposes of section 409A(a)(2)(C) of the Code.

If a Participant Retires or changes employment status as a result of a physical or mental disability as recognized under a benefit plan maintained by the Participant’s employer prior to the payment date for an Award of Performance Shares or Performance Units, such Retirement or change in status shall not affect any rights of the Participant with respect to such Performance Shares or Performance Units; provided, however, that the Committee may provide for the proration of the Performance Shares or Performance Units granted to a Participant who Retires prior to the completion of the Performance Period for such Performance Shares or Performance Units.

If a Participant dies without having received payment of any Performance Shares or Performance Units granted under this Plan, payment of such Shares or Units shall be made no later than March 15 of the year following the year in which the Participant died to such Participant’s surviving beneficiary or beneficiaries or, if there shall be no such surviving beneficiaries, to such Participant’s estate in the following manner:

(i)  If the Participant dies after the expiration of a Performance Period for such Performance Shares or Performance Units, the payment shall be at the same rate as that paid to other Participants who survive until the payment date; and

(ii)  If the Participant dies before the expiration of a Performance Period for such Performance Shares or Performance Units, the amount of payment shall be at the lesser of:

●the face or target value of each outstanding Performance Share or Performance Unit for which payment has not been made; or

●any other amount approved, in its discretion, by the Committee.

If a Participant’s employment with the Company or an Affiliate is terminated due to a Disqualifying Termination, participation hereunder shall cease and all of the Participant’s Awards granted under this Plan shall be automatically forfeited, notwithstanding any language to the contrary in this Plan document.

If a Participant breaches the provisions of such Participant’s agreement with the Company or an Affiliate pertaining to nondisclosure of confidential information, assignment of rights to inventions, competition with the Company or post-employment solicitation of the Company’s employees or customers, and such agreement provides for the forfeiture of Awards granted under this Plan in the event of such breach, all of the Participant’s Awards granted under this Plan since the date that such Participant signed such agreement shall be automatically forfeited, notwithstanding any language to the contrary in this Plan document.

Participation hereunder shall cease and all rights under the Plan with respect to Restricted Stock or other Stock Awards granted to a Participant who has been participating in this Plan as a nonemployee member of the 3M Board of Directors are automatically forfeited by the Participant upon the date of termination of his or her membership on the 3M Board of Directors for any reason other than: (i) retirement, (ii) physical or mental disability as determined by the Committee, or (iii) death.

8.Limits on Awards.

No Participant shall be granted Options and Stock Appreciation Rights under this Plan with respect to more than 1,000,000 shares of Common Stock in any calendar year.  No Participant shall receive cash, vested shares of Common Stock or other property as a result of Awards granted under this Plan, other than Options and Stock Appreciation Rights, having a value exceeding $30,000,000 in any calendar year.  No Participant who is a nonemployee member of 3M’s Board of Directors may be granted Awards under this Plan having a value (determined as of the Grant Date of each Award) exceeding $500,000 in any calendar year.

9.Plan Administration.

This Plan will be administered by the Committee, which shall have full power and authority to select the Participants, interpret the Plan, continue, accelerate or suspend the exercisability or vesting of an Award, and adopt such rules and procedures for operating the Plan as it may deem necessary or appropriate.  Its power and authority shall include, but not be limited to, making any amendments to or modifications of the Plan which may be required or necessary to make such Plan comply with the provisions of any laws or regulations of any country or unit thereof in which the Company or any Affiliate operates.  To do so, the Committee may establish different terms and conditions for Awards made to Participants who live in or are subject to taxation in one or more countries other than the United States in order to accommodate the tax or other relevant laws of such countries.  The Committee may adopt one or more supplements or sub-plans under the Plan to implement these different terms and conditions.  Except for adjustments made in accordance with Section 11, no Option or Stock Appreciation Right granted under this Plan may be repriced to reduce the exercise or grant price of any outstanding Option or Stock Appreciation Right, nor may an outstanding Option or Stock Appreciation Right granted under this Plan be cancelled in exchange for cash, another Award, or an Option or Stock Appreciation Right with an exercise or grant price that is less than the exercise or grant price of the cancelled Option or Stock Appreciation Right, without the prior approval of the Company’s stockholders.

10.Delegation of Authority.

To the extent permitted by Delaware law, the Committee may delegate to officers of the Company any or all of its duties, power and authority under this Plan subject to such conditions or limitations as the Committee may establish; provided, however, that no officer shall have or obtain the authority to grant Awards to (i) himself or herself, (ii) nonemployee members of the 3M Board of Directors, or (iii) any person subject to section 16 of the Securities Exchange Act of 1934.

11.Adjustments.

In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionately: (a) the number of shares of Common Stock (i) available for issuance or delivery under this Plan in accordance with Section 4, (ii) for which Awards may be granted to a single Participant in accordance with Section 8, and (iii) subject to outstanding Awards granted under this Plan; (b) the exercise prices of outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards.  In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments in the number or kind of shares and the exercise prices, Fair Market Value and other price determinations of the affected Awards as the Committee shall, in its sole discretion, determine are equitable, shall be made and shall be effective and binding for all purposes of such outstanding Awards.  In the event of a corporate merger, consolidation, acquisition of assets or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause the Company to assume outstanding employee awards or issue replacement Awards to affected employees, whether or not in a transaction to which section 424(a) of the Code applies, and to make such adjustments in the terms of such awards as it shall deem appropriate in order to maintain reasonable comparability or equitable treatment between the assumed awards and the Awards granted under this Plan as so adjusted.

12.Withholding.

Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements satisfactory to the Company for the payment of, any and all tax withholding that in the opinion of the Company is required by law.  The Company or any Affiliate shall have the right to deduct applicable taxes from any Award payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, or to take such other action as may be necessary in the opinion of the Company or such Affiliate to satisfy all obligations for the withholding of such taxes.

13.Transferability.

Except as permitted in this Section 13, no Award granted under this Plan may be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 7), pledged, or hypothecated (whether by operation of law or otherwise).  Awards granted under this Plan shall not be subject to execution, attachment, or similar process.  The Committee may, in its sole discretion, permit individual Participants to transfer the ownership of all or any of their Nonqualified Options granted under this Plan to (i) the spouse, former spouse, children or grandchildren of such Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Nonqualified Options shall be prohibited except those in accordance with Section 7 (by will or the laws of descent and distribution).  The Committee may, in its sole discretion, create further conditions and requirements for the transfer of Nonqualified Options.  Following transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events causing termination of Awards in accordance with Section 7 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.

14.Validity.

In the event any provision of this Plan should be determined to be illegal or invalid for any reason, it shall not affect the remaining provisions of the Plan which shall remain in effect as if the illegal or invalid provision had never been included herein.

15.Governing Law.

The provisions of this Plan shall be governed by, and interpreted and construed in accordance with, the laws of the State of Delaware.

16.Effective Date, Term, Amendment and Termination of the Plan.

This Plan will become effective on the date it is approved by the requisite vote of the stockholders of 3M Company, and shall expire (unless it is terminated before then) on the tenth anniversary of such effective date.  Such expiration shall not adversely affect Awards granted under this Plan prior to such expiration date.  The Committee may at any time amend or terminate this Plan, except that no amendment or termination shall adversely affect Awards granted under this Plan prior to the effective date of such amendment or termination; provided, however, that no amendment shall be made without the prior approval of the Board of Directors and the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote on such amendment which would (i) increase the aggregate number of shares of Common Stock available for issuance or delivery under this Plan in accordance with Section 4 (except for adjustments made in accordance with Section 11), (ii) permit the granting of Awards with purchase prices lower than those specified in Section 5, or (iii) be a material amendment for which stockholder approval is required by applicable law, regulation or stock exchange rule.

17.Change in Control.

For purposes of this Section 17, the following words and phrases shall have the meanings indicated below, unless the context clearly indicates otherwise:

(a)"Person" shall have the meaning associated with that term as it is used in Sections 13(d) and 14(d) of the Act.

(b)"Affiliates and Associates" shall have the meanings assigned to such terms in Rule 12b-2 promulgated under Section 12 of the Act.

(c)"Act" means the Securities Exchange Act of 1934.

(d)"Continuing Directors" shall have the meaning assigned to such term in Article Thirteenth of the Restated Certificate of Incorporation of 3M Company.

(e)“Cause” means (i) a material violation of any policy of the Company or the Affiliate employing the Participant, including, without limitation, any of the Company’s Business Conduct Policies, or (ii) embezzlement from or theft of property belonging to the Company or the Affiliate employing the Participant.

(f)“Good Reason” means (i) a material diminution in the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, (ii) a material diminution in the Participant’s base salary or annual planned cash compensation, or (iii) a material change in the geographic location at which the Participant is required to perform services for the Company or the Affiliate employing such Participant.

Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights with a Grant Date prior to February 9, 2010 shall (i) become immediately exercisable in full for the remainder of their respective terms upon the occurrence of a Change in Control of the Company, and (ii) remain exercisable in full for a minimum period of six months following the Change in Control; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.  Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards with a Grant Date prior to February 9, 2010, shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control.

Notwithstanding any other provision of this Plan to the contrary, if a Participant’s employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then all of such Participant’s outstanding Options and Stock Appreciation Rights with a Grant Date of February 9, 2010 or later shall become immediately exercisable in full for the remainder of their respective terms and shall remain exercisable in full for a minimum of six months following the date of such termination or resignation; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.  Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards with a Grant Date of February 9, 2010 or later, shall automatically lapse, expire and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the termination without Cause of the Participant’s employment with the Company or an Affiliate or the Participant’s resignation for Good Reason within eighteen months following a Change in Control of the Company.

Notwithstanding any other provision of this Plan to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full and remain exercisable in full for a minimum period of six months following a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Options and Rights for at least such six-month period; provided, however, that in no event shall any Option or Stock Appreciation Right be exercisable beyond the original expiration date.  Similarly, all restrictions regarding the Restricted Period or the satisfaction of other terms and conditions prescribed by the Committee, if any, with respect to grants of Restricted Stock, Restricted Stock Units or other Stock Awards shall automatically lapse, expire, and terminate and the Participant shall be immediately entitled to receive a stock certificate for the number of shares of Common Stock represented by the Restricted Stock, Restricted Stock Units or Stock Awards upon the occurrence of a Change in Control in which the individuals or entities acquiring control of the Company do not assume or otherwise provide for the continuation of such Restricted Stock, Restricted Stock Units and other Stock Awards.

Notwithstanding any other provision of this Plan to the contrary, upon the occurrence of a Change in Control of the Company each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to the respective Participants the value of all outstanding Performance Shares and Performance Units granted under this Plan with a Grant Date prior to February 9, 2010, as determined in accordance with the following rules:

(w)  With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the Change in Control and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

●the value of such Performance Shares or Performance Units computed as if the Company’s performance during the remainder of the Performance Period following the Change in Control equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the Change in Control;

●the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the Change in Control occurs; or

●any other amount approved, in its discretion, by the Committee.

(x)  With respect to those Performance Shares or Performance Units for which the Performance Period has been completed at the time of a Change in Control of the Company, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

Notwithstanding any other provision of this Plan to the contrary, if a Participant’s employment with the Company or an Affiliate is terminated without Cause or if the Participant resigns for a Good Reason within eighteen months following a Change in Control of the Company, then with respect to such Participant each Performance Period shall end and the Company shall immediately distribute in cash or shares of Common Stock, as appropriate, to such Participant the value of all outstanding Performance Shares and Performance Units granted under this Plan with a Grant Date of February 9, 2010 or later, as determined in accordance with the following rules:

(y)  With respect to those Performance Shares or Performance Units for which the Performance Period had not been completed prior to the Participant’s termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be equal to the product of a fraction, where the numerator of such fraction is the number of full calendar months completed during the respective Performance Period and prior to the termination or resignation and the denominator of such fraction is the total number of months in such Performance Period, multiplied by the largest of:

●the value of such Performance Shares or Performance Units computed as if the Company’s performance during the remainder of the Performance Period following the termination or resignation equaled its performance during those full calendar quarters completed during the respective Performance Period and prior to the date of the termination or resignation;

●the value of such Performance Shares or Performance Units computed as if the Performance Period for such Shares or Units was the three consecutive calendar year period ending immediately prior to the year in which the termination or resignation occurs; or

●any other amount approved, in its discretion, by the Committee.

(z)  With respect to those Performance Shares or Performance Units for which the Performance Period has been completed by the time of the Participant’s termination or resignation, the value of such Shares or Units for purposes of this Section 17 shall be the actual value as adjusted to reflect the actual Company performance during the Performance Period.

For purposes of this Section 17, a Change in Control of the Company shall be deemed to have occurred only if a “change in the ownership” or a “change in effective control” and/or a “change in the ownership of a substantial portion of the assets” of the Company has taken place (as those terms are defined in Treasury Regulations §1.409A-3(i)(5) or such other regulation or guidance issued under section 409A of the Code.

The Company shall pay to each Participant the amount of all reasonable legal and accounting fees and expenses incurred by such Participant in seeking to obtain or enforce his or her rights under this Section 17, or in connection with any income tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to the payments made pursuant to this Section 17, unless a lawsuit commenced by the Participant for such purposes is dismissed by the court as being frivolous or otherwise improper under applicable court rules.  The Company shall also pay to each Participant the amount of all reasonable tax and financial planning fees and expenses incurred by such Participant in connection with such Participant's receipt of payments pursuant to this Section 17.  Payment of these legal and accounting fees and expenses, as well as these tax and financial planning fees and expenses, shall be made as soon as administratively feasible, but no later than two and one-half months following the end of the Participant’s taxable year in which these fees and expenses have been incurred.

18.Miscellaneous.

(a)Nothing in this Plan or the fact that a person has received or become eligible to receive Awards hereunder shall be deemed to give such person any right to be retained in the employ of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discipline or terminate the employment of such person at any time for any reason whatsoever.  No person shall have any claim or right to receive Awards under this Plan, except as provided in accordance with the provisions of this Plan and as approved by the Committee.  Unless otherwise specifically determined by the Committee, neither the Awards themselves nor the payments received with respect to such Awards granted under this Plan will be deemed a part of any Participant’s compensation for purposes of determining such Participant’s payments or benefits under any benefit plan or severance program of the Company or any Affiliate or under the severance pay law of any country.

(b)This Plan will be unfunded.  The Company does not intend to create any trust or separate fund in connection with the Plan.  The Company shall not have any obligation to set aside funds or segregate assets to ensure the payment of any Award.  The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any person holds any rights by virtue of an Award under this Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

(c) Prior to the payment or settlement of any Award, the Participant must pay or make arrangements satisfactory to the Company and its Affiliates for the payment of any and all tax withholding that in the opinion of the Company and its Affiliates is required by law.  The Company and its Affiliates shall have the right to deduct from any Award or any payment due on account of any Award granted under this Plan the federal, state, local or foreign income or other taxes required by law to be withheld with respect to such Award or payment, to withhold from the shares of Common Stock being issued or delivered in connection with an Award an appropriate number of shares for the payment of taxes required by law, and to take such other action as may be necessary in the opinion of the Company and its Affiliates to satisfy all obligations for the withholding and payment of such taxes.

(d) The provisions of this Plan and the documents evidencing Awards granted under this Plan shall be construed and interpreted according to the laws of the State of Delaware.

(e)In case any provision of this Plan shall be ruled or declared invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, and the remainder of the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

(f)To the extent permitted by the Committee, each Participant shall have the right at any time to designate any person, persons or entity as the beneficiary or beneficiaries to whom payment of the Participant’s outstanding Awards shall be made in the event of the Participant’s death.  Any designation filed under the Plan may be revoked or changed by written instrument so signed and filed prior to the Participant’s death.  If a Participant designates more than one beneficiary to receive such Participant’s outstanding Awards and any beneficiary shall predecease the Participant, the Company shall pay the deceased beneficiary’s share to the surviving beneficiary or beneficiaries proportionately, as the portion designated by the Participant for each bears to the total portion designated for all surviving beneficiaries.

(g)This Plan is intended to comply and shall be administered in a manner that is intended to comply with the requirements of Section 409A of the Code (including the Treasury Department guidance and regulations issued thereunder), and shall be construed and interpreted in accordance with such intent.  If the Committee determines that an Award, Award document, payment, transaction or any other action or arrangement contemplated by the provisions of this Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award document, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award documents will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

(h)Although the Company and its Affiliates may endeavor to structure an Award or payment hereunder so that it (i) qualifies for favorable U.S. or foreign tax treatment, or (ii) avoids adverse tax treatment, neither the Company nor any Affiliate makes any representation to that effect and expressly disavows any commitment or obligation to maintain favorable or avoid unfavorable tax treatment for any Participant.